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                                                                   EXHIBIT 10.89

                                  "SBC COFFEE"
                              DEVELOPMENT AGREEMENT
                                     BETWEEN

                    CINNABON, INC., SUCCESSOR IN INTEREST TO
                           SEATTLE'S BEST COFFEE, LLC

                                       AND

                           __________________________

                                       FOR

                           __________________________

                                           Contract No:_________________________
                                           No. of Options:______________________
                                           Date:________________________________
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                                  "SBC COFFEE"
                              DEVELOPMENT AGREEMENT
                                 (INTERNATIONAL)

         THIS AGREEMENT (the "Agreement") is made this ____ day of __________, 20__ , by and between CINNABON, INC., SUCCESSOR IN INTEREST TO SEATTLE'S BEST COFFEE, LLC, a Washington corporation, with offices at Six Concourse Parkway, Suite 1700, Atlanta, Georgia, 30328-5352 U.S.A. ("Franchisor" or "SBC") and ________, having its principal address at ________________ ("Developer").

                                   WITNESSETH:

         WHEREAS, Seattle's Best Coffee, LLC has developed, in the United States, and owns a unique system for opening and retail operating cafes, kiosks and custom mobile carts specializing in the preparation and sale of proprietary, specialty coffee, beverages, coffee-based products and other menu items developed and owned by Franchisor (the "SBC COFFEE System", "SBC System" or "System");

         WHEREAS, the distinguishing characteristics of Franchisor's SBC COFFEE System, in the United States, include, without limitation, the names "SBC", "SBC COFFEE" and "SEATTLE'S BEST COFFEE"; specially designed buildings, distinctive interior and exterior layouts, decor, color schemes, and furnishings; confidential formulas and recipes used in the preparation of SBC Coffee products; specialized menus; standards and specifications for equipment; and equipment layouts, products, operating procedures, and management programs, all of which may be changed, improved, and further developed by Franchisor from time to time;

         WHEREAS, Franchisor identifies the SBC COFFEE System by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including, but not limited to, the marks "SBC", "SBC COFFEE", "SEATTLE'S BEST COFFEE" and such other trade names, service marks, trademarks, and trade dress as are now, or may hereafter, be designated by Franchisor for use in connection with the SBC COFFEE System ("Proprietary Marks");

         WHEREAS, pursuant to a Master License Agreement and First Amendment thereto, both dated July 13, 2003, by and between Cinnabon Inc., SBC and Seattle Coffee Company, SBC granted a license to CBI for the use of the SBC System and proprietary marks in performing its obligations under this Agreement;

         WHEREAS, Franchisor continues to develop, use, and control the use of such Proprietary Marks in order to identify for the public the source of services and products marketed thereunder in the SBC COFFEE System and to represent the SBC COFFEE System's high standards of quality, appearance, and service;

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         WHEREAS, Developer wishes to obtain the development rights as described herein for the area described on Exhibit A attached hereto and made a part hereof (the "Territory"), in order to enter into franchise agreements with Franchisor to open and operate retail cafes, kiosks and custom mobile carts using the SBC System and the Proprietary Marks ("Franchised Units" or "SBC
Retail Units") in the Territory;

         WHEREAS, Franchisor has applied for registration of, or may have registered, certain of the Proprietary Marks in the Territory; and

         WHEREAS, Developer understands the importance of the SBC COFFEE System and Franchisor's high and uniform standards of quality, cleanliness, appearance, and service, and the necessity of opening and operating SBC Retail Units in conformity with the SBC COFFEE System.

         NOW, THEREFORE, the parties hereto agree as follows:

I.       DEFINITIONS

         1.01 For the purposes of this Agreement, the following terms shall be deemed to have the definitions set forth below:

                  A. "SBC Cafe" shall mean a free standing or in-line SBC Retail Unit incorporating the full SBC Cafe design and trade-dress and offering the full SBC Cafe menu;.

                  B. "SBC Kiosk"" shall mean a self contained SBC Retail Unit, incorporating less than the full SBC Cafe design and trade-dress, with no dedicated seating for customers (ie food court, kiosk, etc)

                  C. "SBC Mobile Cart" shall mean a self-contained, mobile cart, occupying a space of less than 20 square meters, offering a limited number of proprietary SBC coffee products under the Proprietary Marks and the SBC System.

II.      GRANT

         2.01 Franchisor hereby grants the rights to Developer, and Developer accepts the obligations, pursuant to the terms and conditions of this Development Agreement and as long as Developer shall not be in a default of this Agreement or any other development agreement, franchise agreement, or other agreement between Developer (or any parent, subsidiary or affiliate of Developer) and Franchisor, (or any parent, subsidiary or affiliate of Franchisor) to establish and operate an aggregate of ________Franchised Units, and to use the SBC System and

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Proprietary Marks solely in connection therewith, at specific locations to be designated in and in accordance with the terms and conditions set forth in separate franchise agreements ("Franchise Agreements") executed as provided in
Section 3.03 hereof, and pursuant to the schedule set forth in Exhibit B to this Agreement ("Development Schedule"). Each Franchised Unit established pursuant hereto shall be located within the Territory at locations approved by Franchisor in accordance with this Agreement. No more than ___ Franchised Units developed hereunder may be Kiosks and no more than ___ Franchised Units may be SBC Carts. Developer must develop a minimum of ___ SBC Cafes hereunder prior to developing any Kiosks and/or SBC Carts.

         2.02 Subject to the terms and conditions hereof, Franchisor shall neither open and operate, nor license anyone other than Developer to open and operate an SBC Retail Unit in the Territory prior to the last date specified in the Development Schedule attached hereto as Exhibit B, without Developer's prior written consent.

         2.03. This Agreement is not a franchise agreement, and does not grant Developer any right to use the Proprietary Marks, but merely sets forth the terms and conditions under which Developer will be entitled to obtain a franchise agreement.

         2.04. Developer shall have no right under this Agreement to license others to use the Proprietary Marks or the SBC COFFEE System.

         2.05 Franchisor reserves and retains the development rights to establish and operate, and to license others to establish and operate, SBC COFFEE Retail Units in the Territory at United States military bases or other non-U.S. military facilities, which are now, or may at any time hereafter, be located within the Territory; hospitals; schools; mass transportation vehicles, including, without limitation, airplanes, trains, buses, and ferries and ships; travel facilities, including, without limitation, airports, train stations, bus terminals, highway travel plazas, and port facilities; sports facilities and entertainment facilities, and related events, including, without limitation, stadia, arenas, amphitheaters, theme parks, amusement parks, zoos, concert venues, and drive-ins and theaters; governmental cooperatives; institutional facilities and government facilities, including, without limitation, those related to education, health care, the military, and any facility owned by, operated by, or under contract with any government agency.

         2.06. Franchisor represents that it has applied for or is applying for the Proprietary Marks described in Exhibit C hereto. Developer acknowledges that Franchisor has applied for, but may have not received as of the date of this Agreement, registration in the Territory of certain of the Proprietary Marks described in Exhibit C attached hereto; that Franchisor may be unable to obtain registration of some or all of the Proprietary Marks for which application has been made; and that Franchisor shall incur no liability to Developer for any failure to obtain such registration. Developer acknowledges Franchisor's right to require such modification, amendment, discontinuance, and substitution of proprietary marks as described in Section V of the Franchise Agreement.

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         2.07.    Developer agrees to:

         A. cooperate with Franchisor, to the extent reasonably requested by Franchisor, in the registration and maintenance of its trademarks, service marks and trade names in the Territory. Developer shall promptly advise Franchisor, in writing, of any potentially infringing uses or claims made by others within the Territory of which Developer has knowledge, and Franchisor shall take such actions with respect thereto which it, in its sole discretion, deems advisable; and

         B. execute and record any documents that are deemed necessary by Franchisor to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability by Franchisor in the Territory. However, Developer agrees not to make any application for registration in the Territory, or in any other country of the Proprietary Marks, or any trademarks or service marks confusingly similar thereto, or used by Franchisor in any country unless Franchisor directs, in writing, Developer to do so.

         2.08 Provided Developer is not otherwise in default under this Development Agreement any Franchise Agreement issued hereunder and/or any other agreement between Developer (or any parent, subsidiary or affiliate of Developer), and Franchisor (or any parent, subsidiary or affiliate of Franchisor), and except as otherwise set forth herein, Franchisor shall not, directly or indirectly sell any SBC coffee or coffee products to any retail account located within the Territory whose sale of coffee beverages by the cup constitutes greater than 50% of such account's total coffee sales (a "Wet Coffee Account") until the date upon which Developer has open and in operation at least ten percent (10%) of the total number of Franchised Units required to be developed hereunder in accordance with the Development Schedule attached hereto. Notwithstanding the foregoing, Franchisor shall have the right, from time to time, to grant third parties the right to distribute SBC coffee and coffee products to Wet Coffee Accounts within the Territory (hereinafter, "Wet Venue Distribution Rights"), in the event Franchisor determines, in its sole discretion, that a significant business opportunity has presented itself which would be in the interest of the SBC brand in the Territory, provided, however, Developer shall have the right to "apply" for such Wet Venue Distribution Rights within thirty (30) days of notice from Franchisor of its intention to grant such rights within the Territory ("Developer's Application Period"). Developer's Application Period shall be extended by sixty (60) days, in the event Franchisor receives Developer's application, in satisfactory form, within such thirty (30) day period. Franchisor shall not grant Wet Venue Distribution Rights in the Territory to any third party prior to the expiration of Developer's Application Period (as it may be extended), unless Franchisor receives a written waiver from Developer or disapproves Developer's application prior to the expiration of such Period. Franchisor shall have the right, in its sole discretion, to grant or not grant the Wet Venue Distribution Rights to Developer. In the event Developer fails to apply for the Wet Venue Distribution Rights within the initial thirty
(30) day period of the Developer's Application Period, or if Franchisor has failed to approve Developer's application within the Developer's Application Period (as extended), Franchisor shall then be free to grant

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the Wet Venue Distribution Right to any third party. For the purposes of this
Section 2.08, the term "Wet Coffee Account" shall not include any such account located in (i) any premises owned or controlled by any governmental or quasi-governmental authority, or (ii) any venue described in Section 2.05 hereof.

         2.09 Except as otherwise specifically set forth in Section 2.08 above, nothing herein shall be deemed, in any way, to limit Franchisor's right to sell SBC coffee and related coffee products anywhere in the Territory, including, but not limited to, sales on the Internet, by mail order, or through wholesale distribution channels, including, but not limited to department stores, food marts, and grocery stores, during and after the term of this Agreement.

III.              FEES

         3.01 In consideration of the rights granted herein, Developer has paid to Franchisor, upon execution of this Agreement, receipt of which is hereby acknowledged, a territorial fee of _____________________________________ U.S.
dollars, in United States currency, which territorial fee has been fully earned by Franchisor for administrative and other expenses incurred by Franchisor and for the development opportunities lost or deferred as a result of the rights granted Developer herein. The territorial fees shall be non-refundable.

         3.02 In consideration of the establishment of each SBC Cafe to be developed hereunder and the assistance and services which will be received by Developer under the franchise agreements, Developer shall pay to Franchisor a non-refundable, franchise fee of Twenty Thousand U.S. Dollars (U.S. $20,000) per SBC Cafe, payable _____________ U.S. Dollars (U.S. ________) per SBC Cafe upon execution of this Agreement, and ____________ U.S. Dollars (U.S.___________) per SBC Cafe, payable no later than execution of each franchise agreement for an SBC Cafe, as described in Section IV hereof.

         In consideration of the establishment of each SBC Kiosk to be developed hereunder and the assistance and services which will be received by Developer under the franchise agreements, Developer shall pay to Franchisor a non-refundable, franchise fee of Fifteen Thousand U.S. Dollars (U.S. $15,000) per SBC Kiosk, payable _______________ U.S. Dollars (U.S. ________) per SBC Kiosk upon execution of this Agreement, and ____________ U.S. Dollars (U.S. _________) per SBC Kiosk payable no later than execution of each franchise agreement for an SBC Kiosk, as described in Section IV hereof. The franchise fees shall be non-refundable.

         In consideration of the establishment of each SBC Cart to be developed hereunder and the assistance and services which will be received by Developer under the franchise agreements, Developer shall pay to Franchisor a non-refundable, franchise fee of Seven Thousand Five Hundred U.S. Dollars (U.S. $7,500) per SBC Cart, payable _________________ U.S. Dollars (U.S. ________) per
SBC Cart upon execution of this Agreement, and _____________U.S. Dollars

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(U.S.________ ) per SBC Cart payable no later than execution of each franchise agreement for an SBC Cart, as described in Section IV hereof.

         The total franchise fees payable upon execution of this Development Agreement shall be ___________ Dollars ($__________) in United States currency. The franchise fees shall be non-refundable.

IV.               DEVELOPMENT SCHEDULE

         4.01 Except as otherwise provided herein, this Agreement shall expire on the earlier of (i) _____________________, or (ii) the opening of the last Franchised Unit required to be developed under the Development Schedule (as defined below).

         4.02 Developer shall have open and in operation the cumulative number of SBC Retail Units in the Territory in accordance with the Development Schedule set forth in Exhibit B hereto.

         4.03 Each SBC Retail Unit in the Territory shall be established and operated pursuant to a franchise agreement in substantially the form of the franchise agreement attached hereto as Exhibit D; provided, however, that Franchisor reserves the right, in its sole discretion, to require that each SBC Retail Unit be established and operated pursuant to Franchisor's then-current standard international franchise agreement, except that the initial franchise fee, royalty fee, and required advertising fees and expenditures shall remain the same as in the Franchise Agreement attached hereto. Any franchise agreement executed pursuant hereto shall be modified for use by Franchisor, with the advice of Developer, to conform to the laws and customs of the Territory, as appropriate.

         4.04 Developer shall have no right to establish an SBC Retail Unit in the Territory after the last date specified in the Development Schedule.

         4.05. Recognizing that time is of the essence in this Agreement, Developer agrees to exercise the development rights granted hereunder in the manner specified in Section IV hereof and to satisfy the Development Schedule. Failure by Developer to adhere to the Development Schedule shall constitute a default under this Agreement, as provided in Section 9.03. hereof.

V.                FRANCHISED UNIT OPENINGS

         5.01. Before the commencement of construction, Developer shall submit a description of each proposed site, accompanied by the proposed final and complete plans and specifications for the construction (or renovation) and decoration, for each Franchised Unit for approval by Franchisor. Franchisor reserves the right to require Developer to transmit such information by modem or such other electronic means as Franchisor designates from time to time. No site package shall be reviewed or approved by Franchisor until Developer's satisfactory completion of the New Franchisee Orientation Program described in
Section VII hereof. Franchisor shall evaluate each site package proposed and shall promptly, but not more than thirty (30) days after

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receipt of Developer's complete proposal package, send to Developer (1) written notice of approval or disapproval of the site and (2) a Franchise Agreement for each approved site for execution by Developer. Franchisor shall not unreasonably withhold site approval. Such site approval shall be valid for thirty (30) days after notice of Franchisor's site approval and shall automatically expire, without notice to Developer, if Franchisor does not receive from Developer, within such thirty-day period, the items described in Section 5.02 hereof. If Franchisor does not approve a site package within thirty (30) days, such site package shall be deemed disapproved.

         5.02. Within thirty (30) days after notice of Franchisor's site approval, Developer shall execute the Franchise Agreement, and send to Franchisor the executed Franchise Agreement and payment of all fees required thereunder.

         A. If Developer is a partnership, each general partner shall, and if Developer is a corporation, each stockholder holding a beneficial interest of five percent (5%) or more of the securities with voting rights of Developer or any corporation directly or indirectly controlling Developer shall, and if Developer is a limited liability company, each member shall guarantee the performance of the Franchise Agreement by executing the Franchisor's Franchise Agreement Guaranty and Indemnification Agreement attached as Exhibit E thereto.

         B. If Developer fails to send the executed Franchise Agreement or payment of all fees required thereunder within such time period, Franchisor shall have the right, at its option, (1) to rescind the site approval granted in Section 5.01. hereof or (2) treat such failure as a material default under this Agreement, for which Franchisor shall have the right to any of the remedies described in Section 9.04. hereof.

         5.03. Within ninety (90) days after notice of Franchisor's site approval, Developer shall:

         A. Submit, in writing to Franchisor, satisfactory proof to Franchisor that Developer:

                  (i)      owns the approved site;

                  (ii) has leased the approved site for a term which, with renewal options, is not less than the initial term of the Franchise Agreement; or

                  (iii) has entered into a written agreement to purchase or to lease the approved site on terms provided herein, subject only to obtaining necessary governmental permits. If Developer leases the accepted site, the lease must provide: (a) that, in the event Developer defaults under the lease, notice of the default shall

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                  immediately be forwarded to Franchisor; and (b) that
                  Franchisor shall have the right, upon default under the lease or other cessation of operation at the accepted site, to make the modifications and alterations to the Franchised Unit set forth in Section XVI of the Franchise Agreement.

         B. Submit to Franchisor, and obtain Franchisor's written approval of, the final and complete plans and specifications for the construction (or renovation) and decoration of the Franchised Unit, which must be in conformity with Franchisor's standards and specifications for Franchised Units, as set out in the current Confidential Operating Standards Manual (as defined in Section VI hereof) or otherwise in writing (hereinafter, the "Construction Plans"). The final Construction Plans shall include, but are not limited to, floor plans, equipment layouts, decor, and interior and exterior elevations. Franchisor shall not approve the final Construction Plans until Developer submits the executed Franchise Agreement to Franchisor and all fees have been paid by Developer.

         5.04.    Developer shall procure the insurance coverage provided for in
Section XI of the Franchise Agreement, prior to commencement of construction of a Franchised Unit, and shall maintain such insurance coverage throughout the term of the Franchise Agreement.

         5.05. No more than thirty (30) days after the Franchisor approves Developer's Construction Plans, Developer shall commence construction or renovation of the Franchised Unit. If commencement of construction or renovation is delayed by a cause beyond the reasonable control of Developer, the date upon which commencement of construction or renovation is to begin may be extended by obtaining written approval of Franchisor.

         5.06. Upon commencement of construction or renovation of the Franchised Unit, Developer shall promptly notify Franchisor.

         5.07. Developer shall have completed construction or renovation and commenced operation of the Franchised Unit within one-hundred eighty (180) days from the date of Franchisor's site approval described in Section 5.01. hereof.

         5.08. At least thirty (30) days prior to the proposed commencement of operation of each Franchised Unit, Developer shall notify Franchisor of such proposed opening. Franchisor shall provide a representative to be present at the opening of the first Franchised Unit for up to ten (10) working days. The Franchised Unit shall not be opened unless such representative is present. Should commencement of operation of the Franchised Unit be delayed by the failure of Franchisor to provide such a representative, the date upon which commencement of operation of the Franchised Unit is required pursuant to Exhibit B of this Agreement, shall be extended until such time as such assistance is provided by Franchisor. Upon Franchisor's request, Developer
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shall provide to Franchisor prompt assistance for, and such information, for obtaining visas for such of Franchisor's employees to enter the Territory.

VI.               CONFIDENTIAL OPERATING STANDARDS MANUAL

         6.01. Franchisor will loan one (1) copy of the Confidential Operating Standards Manual ("Manual"), in the English language, to Developer , upon satisfactory completion of the NFOP training described in Section 7.01 hereof, for the duration of this Agreement, which Manual contains the standards, specifications, procedures, and techniques of the SBC COFFEE System for the operation of an SBC Retail Unit. The Manual may consist of one or more volumes. Within ninety (90) days after completion of NFOP, Developer shall provide to Franchisor, a proposed translation of the Manual into the principal local language in the Territory and any adaptations to the Manual to the laws, customs, and market characteristics of the Territory. No changes may be made to the Manual without Franchisor's prior written approval. Upon completion of translation of the Manual, the translator of the Manual shall certify to Franchisor that its translation of the Manual is accurate and correct. Developer shall bear all the cost and expense of Developer's proposed translation of the Manual. Franchisor shall use its best efforts to review any proposed translation and adaptation of the Manual within thirty (30) days of Developer's submission to Franchisor of such translated and/or adapted Manual. If Franchisor does not approve any translation and/or adaptation proposed by Developer within thirty
(30) days of Franchisor's receipt, such proposed translation and/or adaptation shall be deemed disapproved. Franchisor may, in its sole discretion, correct the proposed translation or adaptation of the Manual, and, in such event, Developer shall bear all costs and expenses of such corrections. Upon request, Developer shall provide to Franchisor a complete copy of the translated Manual.

         6.02. Developer shall at all times treat the Manual, any other manuals created for or approved for use in the operation of the Franchised Units, and the information contained therein, as confidential; and shall use all reasonable efforts to maintain such information secret and confidential in accordance with Section XI hereof. Developer shall not, at any time, without Franchisor's prior written consent, copy, duplicate, record, or otherwise make the Manual available to any unauthorized person or source. All requirements related to the Manual herein shall apply to the English-language version and the foreign-language version of the Manual.

         6.03. In order that Developer may benefit from new knowledge gained by Franchisor as to improved techniques in the operation of the System, Franchisor may from time-to-time revise the Manual.

         6.04. The official text of the Manual shall be an English language text. Developer shall at all times insure that its copy of the Manual is kept current and up-to-date, and in the event of any dispute as to the contents of Developer's Manual, the terms of the master copy of the Manual, in the English language, maintained by Franchisor at Franchisor's home office, shall be controlling.

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VII.              TRAINING AND SUPERVISION

         7.01. Developer, or a partner of Developer if Developer is a partnership, or a principal shareholder of Developer if Developer is a corporation, or a principal member of Developer if Developer is a limited liability company, must complete, to Franchisor's satisfaction, the New Franchisee Orientation Program ("NFOP") within thirty (30) days of execution of the Development Agreement. NFOP shall consist of up to forty (40) hours of workshops and seminars conducted at a training facility in the United States designated by Franchisor.

         7.02. In addition to completing the NFOP, Developer or a partner, principal shareholder, or member of Developer, and up to a minimum of four (4) designated management employees of Developer, must attend and complete, to Franchisor's satisfaction, the SBC Cafe Management Training program ("CMT"), thirty (30) days prior to opening each Franchised Unit. The exact number of Developer's management employees required to attend and complete CMT shall be determined by Franchisor in its sole discretion, but in no event shall the number be less than four (4). CMT shall consist of a minimum of [six (6) weeks] of in-store cafe operations training at a facility designated by Franchisor (a "Certified Training Facility") and certain classroom and/or self-directed study programs. A management employee of Developer that successfully completes CMT shall be certified by Franchisor as a "CMT Certified Manager".

         7.03. The cost of conducting the NFOP and CMT programs (instruction and required materials) shall be borne by Franchisor. All other expenses during NFOP and CMT, including meals and lodging, wages and travel, shall be borne by Developer. Franchisor may provide Developer's employees, from time to time, such additional training programs as Franchisor may, in its sole discretion, choose to conduct. Attendance at such training programs may be mandatory. All of Developer's SBC Retail Unit managers and supervisory personnel attending any of Franchisor's training programs shall be fluent in the English language. Franchisor shall have the right to appoint an interpreter, at Developer's expense, and for which Developer shall promptly reimburse Franchisor, if Franchisor determines any trainee is not fluent in English.

         7.04. Any employee of Developer replacing a person who has previously received training under Sections 7.01 or 7.02 hereof shall attend such training program within thirty (30) days of employment. Failure to attend any training program required hereunder for any reason (including, without limitation, failure to obtain a visa) shall constitute a default hereunder. Upon Developer's request, Franchisor shall provide reasonable assistance to Developer's employees in obtaining visas to enter the United States to attend NFOP and any other training program.

         7.05. Developer shall maintain a competent, conscientious, trained staff, including a fully trained manager for each Franchised Unit, as provided in the Franchise Agreement.

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         7.06.    Developer shall employ at least one supervisor, who shall meet such standards as may reasonably be imposed by Franchisor in the Manual or otherwise in writing, for every seven (7) Franchised Units operated by Developer, to supervise and coordinate the operation of the Franchised Units. Such supervisor shall be employed upon the commencement of operation of every seventh (7th) Franchised Unit or multiple thereof.

         7.07. Developer shall provide adequate Worker's Compensation or comparable insurance applicable in the United States for all of Developer's employees prior to such employees' commencement of any training program offered by Franchisor and shall provide to Franchisor written certification or a copy of such policy.

VIII. OBLIGATIONS OF CORPORATE, PARTNERSHIP, OR LIMITED LIABILITY COMPANY DEVELOPER

         8.01. If Developer, or any successor to or assignee of Developer, is a corporation or limited liability company:

         A. Developer shall furnish to Franchisor, upon execution or any subsequent transfer of this Agreement, a copy of the Developer's Articles of Incorporation, Certificate of Incorporation, Bylaws, operating agreement, and other organizational documents, and shall thereafter promptly furnish Franchisor with a copy of any and all amendments or modifications thereto;

         B. Developer shall promptly furnish Franchisor, on a regular basis, with certified copies of such corporate records or limited liability company records material to Developer's business as Franchisor may require from time to time in the Confidential Operating Standards Manual or otherwise in writing; and

         C. Developer shall maintain stop-transfer instructions against the transfer, on its records, of any securities with voting rights, subject to the restrictions of this Agreement, and each stock certificate of the corporate Developer representing each share of stock, shall have conspicuously endorsed upon it the following legend:

                  "THE TRANSFER OF THIS STOCK IS SUBJECT TO THE TERMS AND CONDITIONS OF AN SBC COFFEE DEVELOPMENT AGREEMENT (INTERNATIONAL) WITH SEATTLE'S BEST COFFEE, LLC DATED_______. REFERENCE IS MADE TO THE PROVISIONS OF SAID FRANCHISE AGREEMENT AND TO THE ARTICLES AND BY-LAWS OF THIS CORPORATION."

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         8.02.    If the Developer or any successor to or assignee of Developer, is a partnership, limited partnership or limited liability partnership, Developer shall furnish to Franchisor, upon execution or any subsequent transfer of this Agreement, a copy of Developer's Articles of Partnership, if any, and Partnership Agreement, and shall thereafter promptly furnish Franchisor with a copy of any and all amendments or modifications thereto.

         8.03. Developer shall, upon execution of this Agreement, furnish to Franchisor a completed Statement of Legal Composition attached as Exhibit F hereto as to all the parties with an ownership interest in Developer, the amount of such ownership interests, the jurisdiction in which Developer is legally incorporated or organized, and other information specified. Developer shall thereafter furnish to Franchisor an updated Statement of Legal Composition promptly when requested by Franchisor. Developer shall promptly advise Franchisor of any change in such information. Developer warrants, represents, and covenants to Franchisor that all of the information furnished in the completed Statement of Legal Composition is true and correct as of the date of this Agreement, and when subsequently furnished to Franchisor.

IX.               DEFAULT AND TERMINATION

         9.01. The rights granted to Developer in this Agreement have been granted based upon Developer's representations and assurances, among others, that the obligations set forth in Sections III and IV of this Agreement will be met by Developer in a timely manner.

         9.02. Developer shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Developer, if Developer shall become insolvent or make a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by Developer or such a petition is filed against Developer and not opposed by Developer; or if Developer is adjudicated bankrupt or insolvent; or if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under the applicable law of any jurisdiction should be instituted by or against Developer; or if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless a supersede as bond is filed or other steps taken to effectively stay enforcement of such judgment in the relevant jurisdiction); or if Developer is dissolved; or if execution is levied against a material portion of Developer's property or business; or if suit to foreclose any lien or mortgage against the premises or equipment of any SBC Retail Unit developed hereunder is instituted against the Developer and not dismissed within thirty (30) days; or if the real or personal property of any SBC Retail Unit developed hereunder shall be sold after levy thereupon by any sheriff, Marshall, constable or other equivalent governmental authority.

         9.03. In the event any of the following failures by Developer occurs, such failure shall constitute a default under this Agreement for which Franchisor shall have the remedies described in Section 9.04. hereof:

         A. If Developer fails to comply with any material terms of this Agreement (including, without limitation, the Development Schedule); or

         B. If Developer or any affiliate of Developer fails to obtain Franchisor's approval of a site or construction plans and specifications prior to commencement of construction; or

         C. If Developer or any affiliate of Developer fails to comply with any material term or condition of any franchise agreement covering an SBC Retail Unit developed hereunder or any other agreement between
         (i) Developer or an affiliate of Developer and (ii) Franchisor or any affiliate of Franchisor; or

         D. If Developer or any affiliate of Developer fails to cure any default of such agreement after having been provided with a notice to cure (in the event of such a failure in Section 8.02.C or D hereof, that Franchisor would be entitled, under such agreement's terms, to terminate such agreement for default).

         9.04. Upon each such default described in Section 9.03. hereof, Franchisor, in its discretion, may do any one or more of the following, effective immediately upon delivery of notice of default by Franchisor to Developer pursuant to Section XII hereof:

         A. Terminate this Agreement and all rights granted hereunder without affording the Developer any opportunity to cure the default;

         B. Reduce the number of Franchised Units which Developer is required to establish pursuant to Section I of this Agreement;

         C.       Terminate the territorial exclusivity granted Developer in
         Section I hereof or reduce the area of territorial exclusivity granted Developer hereunder;

         D.       Reduce the size of the Territory granted Developer hereunder;

         E. Withhold evaluation or approval of site proposal packages and refuse, pending satisfactory cure of any such default, the opening of any Franchised Unit then under construction or not otherwise ready to commence operations; and

         F. Accelerate the Development Schedule set forth in Exhibit B hereto.

In addition to the foregoing, Franchisor shall be entitled to pursue any other remedies available hereunder or at law or in equity.

         9.05. A default in the Development Schedule under this Development Agreement shall not constitute a default under any existing Franchise Agreement between the parties hereto.

         9.06. Upon termination or expiration of this Agreement, all rights granted herein shall forthwith terminate, and:

         A. Developer shall immediately cease to operate as an SBC COFFEE Developer, and Developer shall have no right to establish or operate any SBC Retail Unit for which a Franchise Agreement has not been executed by the parties thereto at the time of termination. Upon termination of this Agreement, Franchisor shall be entitled to establish, and to license others to establish, SBC Retail Units in the Territory, except as may be otherwise provided under any franchise agreement which has been executed between Franchisor and Developer, and which has not been terminated;

         B. Developer shall immediately pay all sums owing to Franchisor and its subsidiaries and affiliates; and

         C. If no Franchise Agreement has been executed pursuant hereto, Developer shall immediately return to Franchisor all copies of the Manual. If one or more Franchise Agreements have been executed pursuant hereto, the use of such copies of the Manual shall be governed by the terms of such Franchise Agreements.

X.                TRANSFERABILITY OF INTEREST

         10.01. Transfer by Franchisor. This Agreement shall inure to the benefit of the successors and assigns of Franchisor. Franchisor shall have the right, without Developer's prior consent, to transfer or assign its interest in this Agreement to any person, persons, partnership, association, or corporation, and Developer agrees promptly to execute any documents requested by Franchisor in connection therewith. If Franchisor's assignee assumes all the obligations of Franchisor hereunder and sends written notice of the assignment so attesting, Developer agrees promptly to execute a general release of Franchisor, and any affiliates of Franchisor, from claims or liabilities of Franchisor under this Agreement.

         10.02. Transfer by Developer. Developer understands and acknowledges that the rights and duties set forth in this Agreement are unique to Developer, and that Franchisor has granted this Agreement in reliance on Developer's business skill and financial capacity. Accordingly, neither (i) Developer nor
(ii) any immediate or remote successor to Developer, nor (iii) any individual, partnership, corporation or other legal entity which directly or indirectly owns any interest in Developer, or in this Development Agreement, shall sell, assign, transfer, convey, donate, pledge, mortgage, or otherwise encumber any rights or obligations under this Agreement, any direct or indirect interest in this Agreement, or in Developer without the prior written consent of Franchisor. Any purported assignment or transfer, by operation of law or otherwise, not having the prior written consent of Franchisor, shall be null and void, and shall constitute a material breach of this Agreement, for which Franchisor may then terminate without opportunity to cure pursuant to Section 9.03 of this Agreement.

         10.03. Conditions for Consent. Franchisor shall not unreasonably withhold its consent to any transfer referred to in this Section hereof for the remainder of the term hereof, when requested; provided, however, that prior to the time of transfer:

         A. All of Developer's accrued monetary obligations to Franchisor, its subsidiaries and affiliates shall have been satisfied;

         B. Developer shall have agreed to remain obligated under the covenants contained in Section XI and XII hereof as if this Agreement had been terminated on the date of the transfer;

         C. The transferee must be of good moral character and reputation, in the sole judgment of the Franchisor;

         D. The transferee shall have demonstrated to Franchisor's satisfaction, by meeting with the Franchisor or otherwise at Franchisor's option, that the transferee's qualifications meet the Franchisor's then-current criteria for a new developer;

         E. The parties must execute a written assignment, in a form satisfactory to Franchisor, pursuant to which the transferee shall assume all of the obligations of the individual or entity which is the transferor under this Agreement and pursuant to which Developer shall generally release any and all claims it might have against Franchisor as of the date of the assignment;

         F. The parties must, at Franchisor's option, provide Franchisor with a copy of the purchase and sale agreement and such other documents as Franchisor may reasonably request in connection therewith;

         G. Developer must make, in conjunction with the transfer of Developer's rights and obligations under this Agreement, a simultaneous transfer to the same transferee of all comparable interests held by Developer in all Franchise Agreements executed pursuant hereto and, in conjunction with such transfer, shall execute and require all Franchisees under Franchise Agreements executed pursuant hereto to execute all documents reasonably required to effect such transfer;

         H. The transferee must, at Franchisor's option, execute Franchisor's then-current standard international form of SBC COFFEE Development Agreement and such other then-current ancillary agreements as Franchisor may reasonably require. The then-current form of standard international SBC COFFEE

         Development Agreement may have significantly different provisions from the provisions herein; provided, however, the terms and conditions in Exhibits A and B hereto shall be Exhibits A and B to such development agreement;

         I. If the transferee is a partnership or a limited liability company, the partnership agreement or limited liability company organizational documents shall provide that further assignments or transfers of any interest in the partnership or limited liability company, respectively, are subject to all restrictions imposed upon assignments and transfers in this Agreement;

         J. Developer shall, at Franchisor's option and request, execute a written guarantee of the transferee's obligations under the Agreement, which such guarantee shall not exceed a period of one (1) year from the date of transfer, and all principals of the transferee shall also guarantee Developer's obligations hereunder; and

         K. The Developer or the transferee shall have paid to Franchisor a transfer fee of Five Thousand U.S. Dollars (U.S. $5,000), and any out of pocket expenses associated with reviewing the application to transfer, including, without limitation, legal and accounting fees to cover Franchisor's administrative expenses in connection with the transfer, and a training fee of Five Thousand U.S. Dollars (U.S. $5,000), but no territorial fees shall be charged by Franchisor for a transfer.

         10.04. Grant of Security Interest. Developer shall grant no security interest in this Agreement unless the secured party agrees that, in the event of any default by Developer under any documents related to the security interest,
(i) Franchisor shall be provided with notice of default in the English language and be given a reasonable time within which to cure said default, (ii) Franchisor shall have the right and option to be substituted as obligor to the secured party and to cure any default of Developer or to purchase the rights of the secured party upon payment of all sums then due to such secured party, except such amounts which may have become due as a result of any acceleration of the payment dates based upon the Developer's default, and (iii) such other requirements as Franchisor, in its sole discretion, deems reasonable and necessary to protect the integrity of the Proprietary Marks and the System.

         10.05. Death or Mental Incapacity. Upon the death or mental incapacity of any person with an interest in this Agreement or in Developer, the executor, administrator, or personal representative of such person shall transfer his interest to a third party approved by Franchisor within twelve (12) months after such death or mental incapacity. Such transfer, including, without limitation, transfer by devise or inheritance, shall be subject to the same conditions as any inter vivos transfer. However, in the case of transfer by devise or inheritance, if the heirs or beneficiaries of any such person are unable to meet the conditions in this Section X, the personal representative of the deceased party shall have a reasonable time, but no more than eighteen (18) months after the death of such person, to dispose of the deceased's interest in this Agreement and the business conducted pursuant hereto, which disposition shall be subject to all the terms and conditions for assignments and transfers contained in this Agreement. If the interest is not disposed of within twelve (12) or eighteen
(18) months, whichever is applicable, Franchisor may terminate this Agreement, pursuant to Section 9.03 hereof.

         10.06. Right of First Refusal. Any party holding any interest in this Agreement or in Developer, and who desires to accept any bona fide offer from a third party to purchase such interest, shall notify Franchisor in English in writing of such offer within ten (10) days of receipt of such offer, and shall provide such information and documentation relating to the offer as Franchisor may require. Franchisor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification, to send written notice to the seller that Franchisor intends to purchase the seller's interest on the same terms and conditions offered by the third party. In the event that Franchisor elects to purchase the seller's interest, closing on such purchase must occur within sixty (60) days from the date of notice to the seller of the election to purchase by Franchisor. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Section 10.06 shall not constitute a waiver of any other provisions of this Agreement, including all of the requirements of this Section X, with respect to a proposed transfer.

         In the event the consideration, terms, and/or conditions offered by a third party are such that Franchisor may not reasonably be required to furnish the same consideration, terms, and/or conditions, then Franchisor may purchase the interest in this Agreement, Developer, or Developer's business proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time as to the reasonable equivalent in cash of the consideration, terms, and/or conditions offered by the third party, an independent appraiser shall be designated by Franchisor, and his determination shall be binding upon the parties.

         10.07. Offerings by Developer. Securities or partnership interests in Developer may be offered to the public, by private offering or otherwise, only with the prior written consent of Franchisor, which consent shall not be unreasonably withheld. All materials required for such offering by applicable law shall be submitted to Franchisor for review prior to their being filed with any governmental agency; and any materials to be used in any exempt offering shall be submitted to Franchisor for review prior to their use. No offering of such securities shall imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating in the underwriting, issuance, or offering of securities by Developer or Franchisor; and Franchisor's review of any offering shall be limited solely to the subject of the relationship between Developer and Franchisor. Developer and the other participants in the offering must fully indemnify Franchisor in connection with the offering. For each proposed offering, Developer shall pay to Franchisor a non-refundable fee of Five Thousand U.S. Dollars (U.S. $5,000), or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees.

Developer shall give Franchisor written notice at least thirty (30) days prior to the date of commencement of any offering or other transaction covered by this
Section 10.07.

         10.08. Shareholder's Covenant Not to Transfer. If Developer is a corporation, Developer shall require each shareholder holding an interest in Developer to execute a covenant agreeing not to transfer any shares in Developer, except in accordance with the terms and conditions of this Agreement, and shall promptly deliver such covenant to Franchisor upon request.

XI.               CONFIDENTIAL INFORMATION

         11.01. Developer shall not, during the term of this Agreement or thereafter, communicate, divulge, or use for the benefit of any other person, persons, partnership, association, or corporation, any confidential information, knowledge, or know-how concerning the construction and methods of operation of any Franchised Unit which may be communicated to Developer, or of which Developer may be apprised, by virtue of Developer's operation under the terms of this Agreement. Developer shall divulge such confidential information only to such employees of Developer as must have access to it in order to fulfill the development obligations hereunder and to establish and operate the Franchised Units pursuant to the Franchise Agreement and as Developer may be required by law, provided, Developer shall give Franchisor prior written notice of any such required disclosure immediately upon receipt of notice by Developer in order for Franchisor to have the opportunity to seek a protective order or take such other actions as it deems appropriate under the circumstances.

         11.02. Any and all information, knowledge, and know-how, including, without limitation, drawings, materials, equipment, recipes, prepared mixtures or blends of spices or other food products, and other data, which Franchisor designates as confidential, and any information, knowledge, or know-how which may be derived by analysis thereof, shall be deemed confidential for purposes of this Agreement.

         11.03. Developer shall require all of Developer's employees and general partners, and all members, officers, directors, and holders of direct or indirect beneficial ownership interests of five percent (5%) or more in Developer as a condition of their employment or ownership, to execute a confidentiality and non-competition agreement, in the form attached as Exhibit G hereto (or such other form as Franchisor reasonably directs, from time to time) in English and the local language in the Territory, prohibiting them during the term of their employment by, or ownership in, Developer, or thereafter, from communicating, divulging, or using for the benefit of any person, persons, partnership, corporation, association, or any other entity, any confidential information, knowledge, or know-how concerning the methods of operation under the System which may be acquired during the term of their association with Developer and containing covenants similar to those in Section XII hereof. Every agreement required by this Section 11.03 shall identify Franchisor as a third-party beneficiary of such agreements with the independent right to enforce them, or shall make a Franchisor a party to such agreements, as directed by Franchisor.

XII.              COVENANTS

         12.01. Developer specifically acknowledges that, pursuant to this Agreement, Developer will receive valuable specialized training and confidential information, including, without limitation, information regarding the operational, sales, promotional, and marketing methods and techniques of Franchisor and the System. Developer covenants that, during the term of this Agreement, except as otherwise approved in writing by Franchisor, Developer (who, unless otherwise specified, shall include, for purposes of this Section XII, collectively and individually, (1) all officers, directors and holders of a beneficial interest of five percent (5%) or more of the securities with voting rights of Developer and of any corporation, directly or indirectly controlling Developer, if Developer is a corporation, and (2) the general partner and any limited partners, including any corporation, and the officers, directors and holders of a beneficial interest of five percent (5%) or more of securities with voting rights of a corporation which controls, directly or indirectly, any general or limited partner, if Developer is a partnership, and (3) any members and managers and holders of a beneficial interest of five percent (5%) or more of securities with voting rights of any corporation which controls directly or indirectly, any limited liability company) shall not, either directly or indirectly, for Developer or through or on behalf of, or in conjunction with, any person, persons, partnership, corporation, or other entity:

         A. Divert or attempt to divert any business or customer of the SBC Retail Units to any competitor by direct or indirect inducements or otherwise, or to do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks and the System;

         B. Employ or seek to employ any person who is at that time employed by Franchisor or by any other SBC COFFEE franchisee, or developer, or otherwise directly or indirectly induce such person to leave his or her employment; or

         C. Own, maintain, operate, engage in, or have an interest in any business that offers, sells and/or distributes specialty coffee products and/or any product or service which is the same as or similar to a product or service offered by SBC Retail Units under the System (a "Coffee Business"); provided, however, that the term "Coffee Business" shall not apply to (i) any business operated by Developer or an affiliate of Developer under an agreement with Franchisor or an affiliate of Franchisor and/or (ii) any business in which the sale of coffee and/or coffee products constitutes less than ten percent (10%) of annual gross sales.

         12.02. Developer covenants that, except as otherwise approved in writing by Franchisor, Developer shall not, regardless of the cause for termination, either directly or indirectly, for Developer, or through, on behalf of, or in conjunction with any person, persons, partnership, corporation, or other entity:

         A. For a period of two (2) years following the termination or expiration of this Agreement, own, maintain, engage in, or have an interest in any Coffee Business which is located within a radius of ten
         (10) miles of the location of any SBC Retail Unit under the SBC System, whether owned by Franchisor or any other SBC COFFEE franchisee, which is in existence as of the date of expiration or termination of this Development Agreement; and

         B. For one (1) year following termination or expiration of this Agreement, employ or seek to employ any person who is at that time employed by Franchisor or by any other SBC COFFEE franchisee or developer, or otherwise directly or indirectly induce such person to leave his or her employment.

         12.03. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section XII, is held unreasonable or unenforceable by a court or agency having jurisdiction in a final decision, Developer expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant was separately stated in and made a part of this Section XII.

         A. Developer understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections 12.02. and 12.03. of this Agreement, or any portion thereof, without Developer's consent, effective immediately upon receipt by Developer of written notice thereof, and Developer agrees that it shall comply with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XX hereof.

         B. The parties acknowledge that any violation by Developer of any provisions of Section XI or any of the covenants in this Section XII will cause irreparable harm to Franchisor. Accordingly, Developer agrees that upon proof of the existence of a violation of any of said provisions or covenants, Franchisor will be entitled to injunctive relief against Developer in any court of competent jurisdiction having authority to grant such relief, together with all costs and reasonable attorney's fees incurred by Franchisor in bringing such action.

                  12.04 Developer agrees not to make any application for registration of the Proprietary Marks in any Country, during or after the term of this Development Agreement and/or the Franchise Agreement issued hereunder, without the specific, written request and/or approval of Franchisor.

XIII.             NOTICES

         Any and all notices required or permitted under this Agreement shall be in writing, in the English language, and shall be delivered by any means which will provide evidence of the date received to the respective parties at the following addresses or telefax numbers unless and until a different address or telefax number has been designated by written notice to the other party:

Notices to Franchisor:              SBC Legal Department
                                    c/o AFC Enterprises, Inc.
                                    Six Concourse Parkway
                                    Suite 1700
                                    Atlanta, Georgia  30328-5352
                                    U.S.A.
                                    Telefax Number: (770) 353-3060

with copies to:                     President, International Division
                                    AFC Enterprises, Inc.
                                    Six Concourse Parkway
                                    Suite 1700
                                    Atlanta, Georgia  30328-5352
                                    U.S.A.
                                    Telefax Number: (770) 353-3312

Notices to Developer:               _______________________________
                                    _______________________________
                                    _______________________________
                                    _______________________________
                                    Telefax Number:________________

         All written notices and reports permitted or required to be delivered by the provisions of this Agreement shall be addressed to the party to be notified at its most current principal business address or telefax number of which the notifying party has been notified under the provisions of this Section XIII and shall be deemed so delivered (i) at the time delivered by hand; (ii) one (1) business day after sending by telegraph, telefax or comparable electronic system; provided, however, any notice by telegraph, telefax, or comparable electronic system must have evidence of delivery; or (iii) if sent by registered or certified mail or by other means which affords the sender evidence of delivery, on the date and time of receipt or attempted delivery, if delivery has been refused or rendered impossible by the party being notified.

XIV.              NON-WAIVER

         14.01. No failure of Franchisor to exercise any power reserved to it in this Agreement, or to insist upon compliance by Developer with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's right to demand exact compliance with the terms of this Agreement. Waiver by Franchisor of any particular default shall not affect or impair Franchisor's right with respect to any subsequent default of the same or of a different nature, nor shall any delay, forbearance, or omission of Franchisor to exercise any power or rights arising out of any breach or default by Developer of any of the terms, provisions, or covenants of this Agreement, affect or impair Franchisor's rights, nor shall such constitute a waiver by Franchisor of any rights hereunder or right to declare any subsequent breach or default. Subsequent acceptance by Franchisor of any payments due to it shall not be deemed to be a waiver by Franchisor of any preceding breach by Developer of any terms, covenants, or conditions of this Agreement.

         14.02. Except as otherwise provided herein, neither Franchisor nor Developer shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from (l) acts of God; (2) fires, strikes, embargoes, war or riot; (3) typhoons or earthquakes;
(4) governmental restrictions (including delay in, or rejection of, the issuance of permits or approvals); or (5) any other similar event or cause. Notwithstanding the foregoing, the non-performing party must immediately notify the other of its inability to perform, and shall expeditiously resume performance upon cessation of the impairment. Any such delay which results in the inability to perform for at least sixty (60) consecutive days shall extend performance for a time equal to the delay caused directly thereby or shall excuse performance, in whole or in part, as may be reasonably determined by Franchisor.

         14.03. Developer acknowledges and agrees that Franchisor's performance of its obligations under this Agreement are subject to the laws of the United States and foreign countries, and that Franchisor shall not be liable to Developer for any failure by Franchisor to perform any obligations hereunder due to Franchisor's compliance with any such laws.

XV.               INDEPENDENT CONTRACTOR AND INDEMNIFICATION

         15.01. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Developer is an independent contractor, and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

         15.02. Developer shall hold itself out to the public to be an independent contractor operating pursuant to this Agreement. Developer agrees to take such actions as shall be necessary to that end.

         15.03. Developer understands and agrees that nothing in this Agreement authorizes the Developer to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or any other obligation in Franchisor's name, and that Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action or by reason of any act or omission of Developer, or any claim or judgement arising therefrom.

         15.04. Developer shall indemnify and hold Franchisor and Franchisor's officers, directors, shareholders, and employees harmless (1) against any and all claims arising directly or indirectly from, as a result of, or in connection with, Developer's activities, as well as the cost of defending against such claims, (2) for all costs, expenses, or losses incurred by Franchisor in enforcing the provisions hereof or in upholding the propriety of any action or determination by Franchisor pursuant to this Agreement, or (3) arising in any manner from Developer's breach of or failure to perform any covenant or obligation hereunder, including, without limitation, reasonable attorney's fees incurred by Franchisor in connection with any litigation relating to any aspect of this Agreement, unless Developer shall be found, after due legal proceedings, to have complied with all of the terms, provisions, conditions and covenants hereof.

XVI.              TAXES, PERMITS, AND INDEBTEDNESS

         16.01. Developer shall promptly pay when due all duties, taxes, contract registration charges, together with any interest and penalties, and all accounts and other indebtedness of every kind incurred by Developer in the conduct of Developer's business under this Agreement.

         16.02. Developer shall comply with all applicable laws and regulations, and shall timely obtain any and all permits, certificates, or licenses necessary for the full and proper conduct of the businesses operated under this Agreement, including, without limitation, licenses to do business, trade name registrations, sales tax permits and fire clearances. Developer represents and warrants that Developer can legally do business in the Territory, and that the ownership interests in Developer of Developer's principals do not violate any laws or regulations in the Territory.

         16.03. Any and all governmental charges arising out of or relating to this Agreement, or any amendment hereto, in the form of registration fees, surtax, stamp duties, income tax or other governmental rates, taxes or charges of any nature whatsoever, shall be paid (l) by Developer when such charges are assessed against Developer and are due under any national or local law in effect in the country in which Developer's principal place of business is located, and
(2) by Franchisor when such charges are assessed against Franchisor and are due under the laws of the Territory or the United States of America; provided, however, Developer shall be responsible for withholding and timely paying over to the appropriate authorities in the Territory any and all withholding taxes which are assessed on or against any amounts owed to Franchisor under this Agreement. Developer shall provide proof to the Franchisor of its withholding and timely payment of any such taxes. Developer shall indemnify Franchisor for any assessments that might be made against Franchisor under the terms of this Agreement by any governmental authority having jurisdiction within the country in which the Retail Unit is located for Developer's failure to withhold or timely pay over any such withholding taxes.

         16.04. Developer shall notify Franchisor in writing within five (5) days of the commencement of any action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency, or other governmental instrumentality, which may adversely affect, in a material manner, the operation or the financial condition of Developer.

XVII.             APPROVALS

         17.01. Whenever this Agreement requires the prior approval of Franchisor, Developer shall make a timely written request to Franchisor therefor, and, except as may otherwise be expressly provided herein, any approval or consent granted shall be in writing.

         17.02. Franchisor makes no warranties or guaranties upon which Developer may rely, and assumes no liability or obligation to Developer or any third party to which Franchisor would not otherwise be subject, by providing any waiver, approval, advice, consent, or services to Developer in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

XVIII.            ACKNOWLEDGMENTS AND DISCLAIMERS

         18.01. Developer acknowledges that the success of the business venture contemplated by this Agreement involves substantial business risks and will be largely dependent upon the ability of Developer's principals as independent businesspeople. Franchisor expressly disclaims the making of, and Developer acknowledges not having received, any warranty or guaranty, expressed or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

         18.02. Developer acknowledges that Developer has received, read, and understood this Agreement, the exhibits hereto, and agreements relating hereto, if any; and the Franchisor has accorded Developer ample time and opportunity to consult with advisors of Developer's own choosing about the potential benefits and risks of entering into this Agreement.

         18.03. Both Franchisor and Developer further acknowledge and agree that Franchisor has operated no Coffee SBC Retail Unit under the System in the Territory; that Franchisor has made no representations or guarantees to Developer as to the viability, marketability, or adaptability in the Territory of the Franchisor's System, SBC Retail Units, or the products or services sold therefrom; that, prior to execution of this Agreement, Developer has performed its own independent research and investigation as to the viability, marketability, and adaptability in the Territory of the System, SBC Retail Units, and the products and services sold therefrom; has determined the availability of adequate food and non-food suppliers in the Territory and assumes all of the business risks associated therewith. Developer acknowledges and agrees that (1) the Development Schedule constitutes only an agreement by Franchisor and Developer as to the number of SBC Retail Units to be developed hereunder and is not a warranty or representation by Franchisor that Developer can or will achieve such development or that such number of SBC Retail Units can be successfully operated within the Territory; and (2) Franchisor is relying on Developer's business knowledge and expertise in the Territory and the business customs therein, as to various aspects of the Developer's business hereunder, including, without limitation, Developer's selection of sites for SBC Retail Units, advertising for the SBC Retail Units in the Territory, and the availability of adequate food and non-food suppliers.

         18.04. Developer hereby acknowledges and agrees that Franchisor's approval of a site for any SBC Retail Unit does not constitute an assurance, representation or warranty of any kind, express or implied, as to the suitability of any site for such SBC Retail Unit or for any other purpose. Franchisor's approval of a site indicates only that Franchisor believes the site complies with acceptable minimum criteria established by Franchisor solely for its purposes as of the time of the evaluation. Both Developer and Franchisor acknowledge that application of criteria that have been effective with respect to other sites and premises and in other territories and countries may not be predictive of the potential for success for such sites in the Territory. Both Developer and Franchisor further acknowledge that, subsequent to Franchisor's approval of a site, demographic and/or economic factors, such as competition from other similar businesses, included in or excluded from Franchisor's criteria could change, thereby altering the potential of a site. Such factors are unpredictable and are beyond Franchisor's control. Franchisor shall not be responsible for the failure of a site that has been approved by Franchisor to meet Developer's expectations as to revenue or operational criteria. Developer further acknowledges and agrees that its acceptance of a franchise for the operation of an SBC Retail Unit at an approved location is based on Developer's own independent investigation of the suitability of such site.

XIX.              SEVERABILITY AND CONSTRUCTION

         19.01. The official text of this Agreement shall be the English language text. The Agreement shall be executed in the original English text and, in case of discrepancy between the English text and any translation thereof, the English text shall be deemed controlling. All written reports, correspondence, and communications between the parties hereto shall be in the English language.

         19.02. Except as expressly provided to the contrary herein, each portion, section, part, term, and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect to bind the parties; and said invalid portions, sections, parts, terms, and/or provisions shall be deemed not to be part of this Agreement.

         19.03. Except as has been expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Developer, Franchisor, Franchisor's officers, directors, and employees, and such of Developer's and Franchisor's permitted and Franchisor's respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         19.04. Developer expressly agrees to be bound by any covenant or promise imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court will hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such court order.

         19.05. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable, and all acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by Developer shall be deemed jointly and severally undertaken by all the parties hereto on behalf of Developer.

         19.06. This Agreement may be executed in multiple originals, and each copy so executed deemed an original.

XX.               ENTIRE AGREEMENT; APPLICABLE LAW; SURVIVAL

         20.01. This Agreement, the documents referred to herein, and the exhibits hereto, constitute the entire, full, and complete agreement between Franchisor and Developer concerning the subject matter hereof and supersede any and all prior agreements regarding such subject matter. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

         20.02. This Agreement takes effect upon its acceptance and execution by Franchisor and shall be interpreted and construed under the laws of the State of Georgia which laws shall prevail in the event of any conflict of law (without regard to, and without giving effect to, the application of Georgia choice of law or conflict of law rules); provided, however, that if the covenants in
Section XII of this Agreement would not be enforceable under the laws of Georgia, then such covenants shall be interpreted and construed under applicable law in the Territory.

         20.03. Notwithstanding anything herein to the contrary, upon the termination of this Agreement for any reason whatsoever, or upon the expiration of the term hereof, any provisions of this Agreement which, by their nature, extend beyond the expiration or termination of this Agreement, shall survive termination or expiration and be fully binding and enforceable as though such termination or expiration had not occurred.

XXI.              DISPUTE RESOLUTION

         21.01. Except as otherwise provided in Section 21.02 hereof, in the event any dispute, claim, or controversy should arise between the parties hereto in connection with, arising from, or with respect to any provision hereof, the relationship of the parties hereto, the validity or enforceability of this Agreement or any provision hereof, the offer, making, or interpretation hereof, or the arbitrability of such dispute, claim, or controversy, and such dispute, claim, or controversy shall not be resolved within 30 days after either party notifies the other, in writing, of such dispute, claim, or controversy, then such dispute, claim, or controversy shall be submitted to the American Arbitration Association for final and binding arbitration on the demand of either party in accordance with the terms of this Section 21.01.

                  A. Any dispute, claim, or controversy submitted for arbitration hereunder shall be finally settled under the International Arbitration Rules of the American Arbitration Association then in force, including the Supplementary Procedures for International Commercial Arbitration, by one arbitrator appointed by the American Arbitration Association in accordance with such rules, unless Franchisor elects for the dispute to be decided before a panel of three arbitrators. If Franchisor makes such election, Franchisor and Developer shall each appoint one arbitrator, and the two arbitrators so appointed shall appoint a third arbitrator to act as Chairman of the tribunal. If a party fails to nominate an arbitrator within 30 days from the date of the claimant's Request for Arbitration (given and effective as set forth in the Notices Section of this Agreement), such appointment shall be made by the American Arbitration Association. The two arbitrators thus appointed shall attempt to agree upon the third arbitrator to act as Chairman. If said two arbitrators fail to nominate the Chairman within 30 days from the date of the appointment of the second arbitrator to be appointed, the Chairman shall be appointed by the American Arbitration Association in accordance with such rules. Any arbitrator hereunder shall be an attorney experienced generally in international commercial matters.

                  B. The arbitration shall be conducted in the county or city where Franchisor has its principal place of business at the time the arbitration proceeding is commenced. The law applicable to the arbitration procedure shall be determined by referring to the law of the place of arbitration. The English language shall be used throughout the arbitral proceedings. If either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party notwithstanding such failure to appear. Any arbitration shall be brought on an individual, and not a class-wide basis. The arbitrator shall not have the authority to issue any provisional remedy or injunctive relief relating to, or to stay, any termination of this Agreement by Franchisor pursuant to its terms. Except to the extent required under applicable law, the arbitration proceeding, the information disclosed therein, and any judgement, award, or opinion rendered shall be subject to the confidentiality requirements of Section XI of this Agreement.

                  C. Each arbitration decision rendered hereunder shall be in writing; shall individually address and dispose of each claim and the relief granted related thereto; shall set forth a recital of facts and a legal analysis regarding the disposition of each such claim and the resulting rendition of the award relating to each such claim (if any); and, in general, shall be specific regarding the reasons underlying any and all determinations, awards or conclusions, including all principles of law applied.

                  D. The expenses, wages, and other compensation of any witnesses called before the arbitrator[s] shall be borne by the party calling the witnesses. Other expenses incurred, including wages of participants, and preparation of briefs and data to be presented to the arbitrator[s], will be borne separately by the respective parties. The fee for the arbitration, the arbitrator's fees and expenses, the cost of any hearing room, and the cost of a shorthand or similar reporter and the original transcript will be borne by Franchisor and Developer equally.

                  E. The decision and award of the arbitrator[s] shall be final, conclusive, and binding upon all parties thereto regarding any claims, counterclaims, issues, or accountings presented or pled to the arbitrator[s], and judgment upon the award, including any partial, temporary or interim award, may be entered in any court of competent jurisdiction. Franchisor and Developer waive all jurisdictional defenses in connection with any arbitration hereunder or in connection with the enforcement of an order or award rendered pursuant thereto (assuming that the terms and conditions of this arbitration clause have been complied with). Franchisor and Developer agree that any arbitration award may be enforced against either or both of them in a court of competent jurisdiction, and Franchisor and Developer each waives any right to contest, and hereby agrees not to contest, the validity or enforceability of such award. The parties agree that the award of the arbitrators shall be made, and shall be promptly paid, in U.S. dollars free of any tax, deduction, or offset; and that any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The parties agree that the arbitrators may award interest from the date of any damages incurred for breach or other violation of this Agreement, and from the date of the reward, until paid in full, at a rate to be fixed by the arbitrators, but in no event less than two and one-half percent (2.5%) per annum above the [Citibank Preference Rate] quoted for the corresponding periods, as reported in the Wall Street Journal, or the maximum rate permitted by applicable law, whichever is less.

         21.02. Nothing herein contained shall bar Franchisor's right to obtain injunctive relief against threatened conduct of Developer (including, without limitation, conduct under Sections XI and XII hereof or the unauthorized use of the Proprietary Marks) in any court of competent jurisdiction (including, without limitation, any court located in the Territory or the United States) that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

         21.03. The parties agree that any action brought by Developer hereunder, in any court, for the enforcement of any arbitration award or decision, [or for any other reason] shall be brought within such state and in the judicial district in which Franchisor has its principal place of business. Franchisor shall have the right to commence any action in any court within the Territory or in any other country (1) for the enforcement of any arbitration award or decision or

(2) for any other relief permitted hereunder or under applicable law. Developer hereby waives all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

         21.04. Any and all claims and actions arising out of or relating to this Agreement (including, but not limited to, the offer and sale of the rights hereunder) the relationship of Developer and Franchisor, or Developer's operation of its business hereunder, brought by Developer shall be commenced within eighteen (18) months from the occurrence of the facts giving rise to such claim or action, or such claim or action shall forever be barred.

         21.05. No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy herein, or by law or equity provided or permitted; but each shall be cumulative of any other right or remedy provided in this Agreement.

         21.06. Franchisor and Developer hereby waive to the fullest extent permitted by law any right to or claim of any consequential, punitive, or exemplary damages against the other, and agree that in the event of a dispute between them each shall be limited to the recovery of any actual damages sustained by it, except to the extent such right or claim is pursuant to the right of indemnification in Section 15.04 hereof.

XXII.             GOVERNMENTAL APPROVALS; EFFECTIVE DATE

         22.01. This Agreement and all franchise agreements contemplated herein shall be executed subject to any and all required government approvals described in this Section. Where required, Developer shall promptly take such actions as may be required from time to time to obtain required government approvals and authorizations from any government department or agency, and, if necessary, from any other organization whose approval or authorization is required under applicable law or regulation for this Agreement or any franchise agreement to be effective or for the payments required under this Agreement or any franchise agreement to be made to Franchisor as directed therein. All such approvals or authorizations shall be obtained at Developer's expense. Franchisor shall be entitled, at its option and expense, to participate in all phases of the registration process and will, in any event, cooperate with Developer in all such undertakings. Developer agrees to provide reasonable notice to Franchisor in advance of any and all meetings with government personnel for that purpose.

         If any government or agency thereof should require, as a condition of its approval of the initial effectiveness of this Agreement, directly or indirectly, alteration or modification of any term or condition of this Agreement, or of the performance of the parties hereunder, the parties agree to use their best efforts to comply with such request. The parties further acknowledge that (i) the ability of Developer to purchase and receive into the Territory Franchisor's Trade Secret products (as defined in the franchise agreements), and (ii) the ability of Developer to pay all fees required to be paid by it to Franchisor under and as specified in the franchise agreements are material causes for Franchisor's execution of this Agreement. If either (i) or
(ii) are rendered impossible or if, in connection with the obtaining of any governmental or similar approvals, a change in this Agreement or in the form of franchise agreement is requested and is material and adverse to either party, then such party may terminate this Agreement by giving written notice to this effect to the other party hereto within thirty (30) days of notice of such governmental requirement.

         22.02. The effective date of this Agreement shall be the date first above written.

XXIII.            PROPRIETARY MARKS IN THE TERRITORY; DEVELOPER'S ACKNOWLEDGMENT

23.01 Developer hereby acknowledges the following with respect to the Proprietary Marks.

                  A. That Franchisor has advised Developer that as of the date of execution of this Development Agreement, Franchisor has not obtained registration in the Territory of any of the Proprietary Marks, including but not limited to the marks:
                  "SBC", " SBC COFFEE" and/or "SEATTLE'S BEST COFFEE", in either the English or the principal language of the Territory.

                  B. That Franchisor may be unable to obtain registration of some or all of the Proprietary Marks for which registration has or will be made in the Territory, and that Franchisor shall incur no liability to Developer for any failure of Franchisor to obtain such registrations.

                  C. That Developer acknowledges Franchisor's right to (i) adopt any translation (including, but not limited to, any local language translation, whether they be literal or phonetic) and/or variations of the Proprietary Marks, and (ii) substitute different Proprietary Marks for use in identifying the SBC System in the Territory, and the Franchised Units operating thereunder, and Developer hereby agrees to comply with such translations, variations and/or substitutions when notified by Franchisor to do so.

                  D. That Developer shall, solely and exclusively, assume the risk of developing Franchised Units in the Territory prior to the registration of the Proprietary Marks by Franchisor in the Territory, and shall indemnify and hold Franchisor harmless from and against any and all damages, losses, or claims relating to the development and operation of such Franchised Units by Developer prior to the registration of such Proprietary Marks, including but not limited to any and all costs related to the use of the Proprietary Marks and/or implementation of revised, translated or substitute Marks.

         23.02    Notwithstanding anything to the contrary set forth in this
Section XXIII, in the event Franchisor obtains registration of any of the Proprietary Marks in the Territory, including but not limited to the marks referred to in Section XXIII.A.1 above, and Franchisor grants any other franchisee the right to operate a Retail Unit under the SBC System in the Territory under such Marks, Developer shall, upon written notice from Franchisee, at its sole cost and expense, commence operating the Franchised Units developed hereunder in the Territory under such Proprietary Marks, provided, however, Developer shall submit copies of all proposed new signage and/or packaging to be used at, on or within the franchised Units to Franchisor, for its prior written approval, before the installation of any such new signage and/or the commencement of use of such new Proprietary marks on, at or within any Franchised Units within the Territory.

         23.03 Unless Franchisor notifies Developer otherwise in writing, the SBC System in the Territory shall be identified exclusively under the marks "SBC" and/or "SBC COFFEE", as set forth on Exhibit "C-1" hereto (the "Principal Proprietary Marks"). Developer shall not have any right to use the mark "Seattle's Best Coffee" in connection with the operation of SBC Retail Units in the Territory unless notified, in writing, by Franchisor. Developer further acknowledges that in view of its geographic nature, it is unlikely that either Franchisor or Developer will acquire exclusive rights to use the word "Seattle" in connection with the sale of coffee and/or coffee products in the Territory. Notwithstanding this fact, any and all rights and/or interests in the mark "Seattle's Best Coffee" acquired in the Territory shall inure exclusively to the benefit of Franchisor.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, sealed, and delivered this Agreement in multiple originals as of the date first above written.

WITNESSES:                        CINNABON, INC., SUCCESSOR IN INTEREST TO
                                  SEATTLE'S BEST COFFEE, LLC

_______________________           BY:______________________________

_______________________           TITLE:___________________________

                                  DEVELOPER:

_______________________           BY:______________________________

_______________________           TITLE:___________________________

                                    EXHIBIT A

                                    TERRITORY

         The following area(s), as its/their respective political boundaries exist as of the effective date of the Development Agreement:

[OPTIONAL] Each of the above ___ ( ) countries, individually, are referred to herein as "Regional Development Areas" or "RDAs". The above ___ ( ) countries, collectively, constitute the "Territory

                                TO BE INITIALED BY BOTH PARTIES:

                                FRANCHISOR: ___________ DEVELOPER:

                                    EXHIBIT B

                              DEVELOPMENT SCHEDULE

NUMBER OF FRANCHISED               DATE OPENED            CUMULATIVE NUMBER OF
RESTAURANTS TO BE OPEN                                    FRANCHISED RESTAURANTS
AND IN OPERATION                                          TO BE OPEN AND IN
                                                          OPERATION

                                    TO BE INITIALED BY BOTH PARTIES:

                                        FRANCHISOR:_________DEVELOPER:

                                 [OPTIONAL PAGE]

                          REGIONAL DEVELOPMENT SCHEDULE

         In addition to complying with the Development Schedule set forth above, Developer shall have the following, cumulative number of SBC Retail Units open and in operation, on or before the respective dates, in each of the specified Regional Areas within the Territory:

NUMBER OF FRANCHISED               DATE OPENED            CUMULATIVE NUMBER OF
RESTAURANTS TO BE OPEN                                    FRANCHISED RESTAURANTS
AND IN OPERATION                                          TO BE OPEN AND IN
                                                          OPERATION

For the purpose of this Regional Development Schedule, the Regional Development Areas shall be defined as set forth on the Development Schedule:

                                    TO BE INITIALED BY BOTH PARTIES:

                                        FRANCHISOR:________DEVELOPER:

                                    EXHIBIT C

                LIST OF PENDING AND REGISTERED PROPRIETARY MARKS

Mark              Application/Registration No.                             Class

                                   EXHIBIT C-1

                           PRINCIPAL PROPRIETARY MARKS

                                    EXHIBIT D

                               FRANCHISE AGREEMENT

                                    EXHIBIT E

                     GUARANTY AND INDEMNIFICATION AGREEMENT

         The Undersigned, for and in consideration of, and as an inducement to, the grant by CINNABON, INC., SUCCESSOR IN INTEREST TO SEATTLE'S BEST COFFEE, LLC ("Franchisor") of development rights to________________ ("Developer") for the development, establishment, and operation of SBC COFFEE Cafes, Kiosks and/or Mobile Carts as described in that Development Agreement dated ______________, between Franchisor and Developer ("Development Agreement") establishing said rights, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, hereby jointly and severally guarantee timely and full payment of any and all indebtedness and full performance of any and all obligations for which Developer is now or may hereafter become responsible. This Guaranty shall include, without limitation, any sum owed by Developer under the Development Agreement which Developer is not able to pay or remit to Franchisor due to currency restrictions imposed by any government authority having jurisdiction in any country in which Developer is operating under the Development Agreement; provided, however, that Developer shall be entitled to a credit under the Agreement for any such amount paid by the Undersigned on its behalf.

         The undersigned hereby agree to defend, indemnify, and hold Company harmless against any and all losses, damages, liabilities, costs, and expenses (including, but not limited to, reasonable attorneys' fees, reasonable costs of investigation, court costs, and arbitration fees and expenses) resulting from, consisting of, or arising out of or in connection with any failure by Developer to make any payment required of Developer under the Development Agreement or to perform any obligation of Developer under the Development Agreement, including any amendments, or any other agreement executed by Developer referred to in the Development Agreement.

         The Undersigned hereby agree to be bound jointly and severally with the Developer for any such indebtedness and obligations to Franchisor arising under the Development Agreement; and the Undersigned hereby waives (a) acceptance and notice of the acceptance of this guaranty ("Guaranty"); (b) notice of any and all indebtedness and obligations of Developer to Franchisor, now existing or which may hereafter exist; (c) notice of default of payment, demand and diligence, and all other notices of any kind whatsoever; (d) any right to require Franchisor to (1) proceed against Developer for any payment required under the Development Agreement; (2) proceed against or exhaust any security from Developer; or (3) pursue or exhaust any remedy, including any legal or equitable relief, against Developer; and (e) all legal and equitable defenses to which it may be entitled under the Development Agreement or under this Guaranty. The Undersigned further waives notice of amendment of the Development Agreement and agrees to be bound by any and all such amendments and changes to the Development Agreement.

         The Undersigned acknowledge that, during the effective period of this Guaranty, Franchisor may look first to the Undersigned for any nonpayment or unperformed obligations, without being required to first seek recourse or exhaust all remedies against Developer. Without affecting the obligations of the Undersigned under this Guaranty, Franchisor may, without notice to the Undersigned, extend, modify, or release any indebtedness or obligation of Developer, or settle, adjust, or compromise any claims against Developer.

         The Undersigned also agree that the written acknowledgment of the Developer or the judgement of any arbitration panel or court establishing the amount due from Developer shall be conclusive and binding on the Undersigned, and their successors and assigns, and that any extension of time for payment shall not affect the Undersigned's liability thereunder.

         This Guaranty shall terminate upon the termination or expiration of the Development Agreement, except that all obligations and liabilities of the Undersigned which arose from events which occurred on or before the effective date of such termination shall remain in full force and effect until satisfied or discharged by the Undersigned, and all obligations which by their terms continue in force after the expiration or termination of the Development Agreement shall remain in force according to their terms. Upon the death of an individual guarantor, the estate of such guarantor shall be bound by this Guaranty, but only for defaults and obligations hereunder existing at the time of death; and the obligations of the other guarantors will continue in full force and effect.

         The Undersigned agree to pay to Franchisor its reasonable attorney's fees and all costs incurred by Franchisor in attempting to collect, or in collecting, any sums owed by the Developer, as described in the Development Agreement (unless attorney's fees and costs are included in the indebtedness of Developer for which the Undersigned is liable thereunder), or owed by the Undersigned as a result of, or in connection with, this Guaranty.

         The Undersigned hereby subordinate to the rights of Franchisor any and all rights to repayment of loans, or any claims associated therewith, made by the Undersigned to Developer, whether now existing or hereafter arising while this Guaranty is in effect.

         This Guaranty is for the benefit of Franchisor, which may, without any notice whatsoever to anyone, sell, assign, or transfer any part of the indebtedness guaranteed herein, and in that event, each and every successive assignee, transferee, or holder of all or any part of the indebtedness shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name given such rights, powers, and benefits; but Franchisor shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty for its benefit as to so much of said indebtedness that it has not sold, assigned or transferred.

         The Undersigned understand that this Guaranty is independent of any and all other guaranties that may be made by any other parties with respect to the indebtedness or obligations covered hereby. Notices under this Guaranty shall be furnished to the Undersigned at the addresses and telefax numbers given below in accordance with
Section XII of the Development Agreement. This Guaranty shall be interpreted and construed in accordance with the applicable law and dispute resolution provisions of Sections XIX and XX of the Development Agreement. Sections XII, XIX, and XX of the Development Agreement are hereby incorporated herein by reference, and "Developer" shall be deemed to refer to the Undersigned in such provisions. This Guaranty is the entire agreement affecting the Undersigned's liability for the obligations described herein. Unless specifically stated otherwise, the terms used in this Guaranty shall have the same meaning as in the Development Agreement.

         EXECUTED in multiple originals this_________day of________________.

                                   GUARANTORS:

___________________________                _____________________________________
WITNESS
                                           Address:_____________________________

                                           Telefax Number:______________________

___________________________                _____________________________________
WITNESS

                                           Address:_____________________________

                                           Telefax: Number:_____________________

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                                    EXHIBIT F

                         STATEMENT OF LEGAL COMPOSITION

Developer represents, warrants, and covenants that the following information is true, correct, and complete as of the date given below.

1.       As of the date of this Agreement, Developer is:

         _________an individual (complete 2, below);

         _________a corporation (complete 2 and 3, below);

         _________a partnership (complete 2 and 4, below); or

         _________a limited liability company (complete 2 and 5, below).

2. _____________________________________________________________________________
  (Name of Developer, Corporation, Partnership or Limited Liability Company)

  _____________________________________________________________________________
         (Street Address)                            (City, State, Zip Code)

  _____________________________________________________________________________
         (Country)                                   (Phone)

3.       If Developer is a corporation, Developer shall complete this Section 3.

         a. Developer is a corporation duly organized and existing under the laws of ________________ .

         b. The corporation was organized on the______________ day of____________ , 19_________ .

         c. The names, addresses and percentages of shares issued to each shareholder having a direct or indirect ownership interest in Developer is as follows:

                                                                PERCENTAGE OF
           NAME                       ADDRESS                   ISSUED SHARES
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

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         d.       The names and addresses of officers and directors of the
company is as follows:

               NAME                ADDRESS

         ____________________________________________________PRESIDENT

         ____________________________________________________VICE-PRESIDENT

         ____________________________________________________SEC/TREASURER

         ____________________________________________________TREASURER

         ____________________________________________________OTHER OFFICER

         ____________________________________________________DIRECTOR

         ____________________________________________________DIRECTOR

         e.       The name and address of the Managing Director is as follows:
________________________________________________________________________________

________________________________________________________________________________

4.       If Developer is a partnership, Developer shall complete this Section 4.

         a. Developer is a partnership duly organized and existing under the laws of____________.

         b. The partnership was formed on the_____________day of_________________, 19______

         c. The names, addresses and ownership percentages of each partner having a direct or indirect ownership interest in Developer is as follows:

          NAME                      ADDRESS        OWNERSHIP PERCENTAGE
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

         d. The name and address of the General managing Partner(s) are as follows:

5. If Developer is a limited liability company, Developer shall complete this Section 5.

         a. Developer is a limited liability company duly organized and existing under the laws of __________.

         b. The limited liability company was organized on the__ day of________ , 19______ .

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         c.       The names, addresses and ownership percentages of each member having a direct or indirect ownership interest in Developer is as follows:

          NAME                   ADDRESS            OWNERSHIP PERCENTAGE
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

         d. The name(s) and address(es) of the principal Managers are as follows:

IN WITNESS WHEREOF, Developer has hereunto set its hand this________ day of__________ , 199___.

                  ______________________________________________________________
                  Name of Corporation, Partnership, or Limited Liability Company

                  BY:___________________________________________________________

                  ITS:__________________________________________________________

                  ATTEST:_______________________________________________________